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                                                                    Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Wit SoundView Group, Inc. on Form S-8 of our report dated November 22, 1999, relating to the consolidated financial statements of E*Offering Corp. and subsidiary, appearing in the Post-Effective Amendment No. 1 to the Wit SoundView Group, Inc. Registration Statement on Form S-4 (File Number 333-42062) filed on October 6, 2000 and Amendment No. 1 to the Wit SoundView Group, Inc. Registration Statement on Form S-4 (File Number 333-42062) filed on August 7, 2000.



/s/ Deloitte & Touche LLP

Costa Mesa, California
December 14, 2000